Exhibit 5.1

BeOne Medicines Ltd. c/o BeOne Medicines I GmbH Aeschengraben 27 21st Floor 4051 Basel Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00

May 6, 2026

BeOne Medicines Ltd. / Form S-3ASR

We have acted as special Swiss counsel to BeOne Medicines Ltd., a company limited by shares pursuant to Article 620 et seq. of the Swiss Code of Obligations of March 30, 1911, as amended, incorporated under the laws of Switzerland (the Company), in connection with the registration statement on Form S−3ASR (the Registration Statement) to be filed with the United States Securities and Exchange Commission (the SEC) on the date hereof under the Securities Act of 1933, as amended (the Act). The Registration Statement relates to the resale of following registered shares of the Company, par value USD 0.0001 per share (the Ordinary Shares) issued by the Company to the selling shareholders:

1.	246,269,426 Ordinary Shares held in the form of American Depositary Shares of the Company (the ADSs), corresponding to 18,943,802 ADS directly held by Amgen Inc.;

2.	9,498,346 Ordinary Shares held in the form of 730,642 ADSs and 21 Ordinary Shares directly held by 667, L.P.;

3.	104,899,343 Ordinary Shares held in the form of 8,068,411 ADSs and 25 Ordinary Shares directly held by Baker Brothers Life Sciences, L.P.;

4.	135,435 Ordinary Shares held in the form of 10,418 ADSs and one Ordinary Share each beneficially owned by Julian C. Baker and Felix J. Baker;

5.	74,022 Ordinary Shares held by Michael Goller, 10,985 of which are Ordinary Shares underlying restricted stock units vesting within 60 days after April 20, 2026;

6.	74,022 Ordinary Shares held by Ranjeev Krishana, 10,985 of which are Ordinary Shares underlying restricted stock units vesting within 60 days after April 20, 2026;

7.	463,437 share options to purchase Ordinary Shares held by Ranjeev Krishana issuable upon vesting within 60 days after April 20, 2026; and

8.	463,437 share options to purchase Ordinary Shares held by Michael Goller issuable upon vesting within 60 days after April 20, 2026,

9.	23,423,826 Ordinary Shares held by a fund managed by HHLR Advisors, Ltd.; and

10.	13,454,130 Ordinary Shares held by a fund managed by Hillhouse Investment Management, Ltd., of which 13,445,978 Ordinary Shares are held in the form of 1,034,306 ADSs.

As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any other document referred to in any of the Documents or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

For purposes of this opinion, we have only reviewed the following documents (collectively, the Documents):

1.	an electronic copy of the Registration Statement in the form when it was declared effective by the SEC;

2.	an electronic copy of the articles of association (Statuten) of the Company in their version dated April 28, 2025, legalized by a notary public of the Canton of Zug on May 21, 2025 (the Articles);

3.	an electronic copy of the organizational regulations (Organisationsreglement) of the Company dated as of May 27, 2025 (the Organizational Regulations); and

4.	an electronic copy of an excerpt from the commercial register of the Canton of Basel-City, Switzerland, of the Company, dated as of May 4, 2026 (the Commercial Register Excerpt).

II.	Assumptions

In rendering the opinion below, we have assumed the following:

1.	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

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2.	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs and such individual has saved and submitted such document as so electronically signed in such a manner so as to prevent removal or other alteration of such signature;

3.	all factual information contained in the Registration Statement is true and accurate;

4.	the Registration Statement will be duly filed by the Company;

5.	the filing of the Registration Statement with the Commission has been authorized by all necessary actions under all applicable laws;

6.	all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

7.	the Registration Statement is unchanged, up-to-date and in full force and effect as of the date hereof, the information contained in the Registration Statement is complete, true, accurate and not misleading, and no material information has been omitted from the Registration Statement;

8.	(a) the Commercial Register Excerpt is correct, complete, and up-to-date as of the date hereof, and (b) the Articles and Organizational Regulations are in full force and effect and have not been amended subsequent to the date set forth above;

9.	the Ordinary Shares issuable upon (i) exercise of a share option to purchase Ordinary Shares or (ii) vesting of restricted stock units will be sourced from Ordinary Shares held by the Company or one of its subsidiaries in treasury and thus qualifying as "own shares" within the meaning of articles 659, 659a and 659b of the Swiss Code of Obligations; and

10.	no laws other than those of Switzerland will affect any of the conclusions stated in this opinion.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion that the Ordinary Shares are validly issued, fully paid-in as to their nominal value, and non-assessable.

IV.	Qualifications

1.	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment. We express no opinion regarding the applicability or effect of the laws of any other jurisdiction concerning the matters covered herein.

2.	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the nominal share capital of the Company by the relevant holder of the Ordinary Shares.

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3.	We express no opinion as to any tax matters, regulatory matters, or any commercial, financial, accounting, auditing, or other non-legal matter.

4.	Notwithstanding the registration of the Articles with the competent commercial register, the provisions in the Articles may be challenged by dissenting shareholders of the Company or others in court or otherwise.

5.	The exercise of voting rights and rights related thereto with respect to any Ordinary Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention hereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “Enforcement of Civil Liabilities” and "Legal Matters" in the Registration Statement. In giving such consent, we neither hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the SEC thereunder, nor thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Act or the rules and regulations promulgated thereunder.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

Sincerely,

/s/ HOMBURGER AG
HOMBURGER AG

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